Exhibit 99.1

The Hanover Insurance Group, Inc. Prices a $300 Million Senior Notes Offering

WORCESTER, Mass., June 14, 2011 — The Hanover Insurance Group, Inc. (NYSE: THG) today announced that it has priced a registered senior unsecured offering of $300 million aggregate principal amount of its 6.375% senior notes due June 15, 2021 (the “Notes”). The company plans to use the net proceeds of the debt offering to partially fund the acquisition of Chaucer Holdings PLC. The Company anticipates that the debt offering will close on or around June 17, 2011, subject to customary closing conditions.

Goldman, Sachs & Co., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering.

Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification under the securities laws of any such state or jurisdiction. The offering is being made pursuant to an effective shelf registration filed with the Securities and Exchange Commission (“SEC”) on January 21, 2010. A prospectus and prospectus supplement related to this offering have been filed with the SEC.

Copies of the prospectus and related prospectus supplement may be obtained at no cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies or information concerning this offering may be obtained by contacting the joint book-runners: Goldman, Sachs & Co., Attn: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 1-212-902-9316 or by emailing prospectus-ny@ny.email.gs.com, Morgan Stanley & Co. LLC, 180 Varick Street, New York, New York 10014, Attention: Prospectus Department, telephone: 1-866-718-1649 or by emailing prospectus@morganstanley.com or Wells Fargo Securities, LLC, 1525 West W.T. Harris Blvd., NC0676, Charlotte, NC 28262, Attn: Capital Markets Client Support, telephone: 1-800-326-5897 or by emailing cmClientsupport@wachovia.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward–looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations with respect to future events and financial performance, including, but not limited to, statements relating to the acquisition of Chaucer Holdings PLC, including the expected closing of such acquisition, which remains subject to certain conditions, and the debt offering, including the expected closing of the debt offering and the use of proceeds from the debt offering.

The company cautions investors that any such forward-looking statements are not guarantees of future performance, and actual results could differ materially. Investors are directed to consider the risks and uncertainties in the company’s business that may affect future performance and that are discussed in readily available documents, including the company’s annual report and other documents filed by the company with the SEC.

About The Hanover

The Hanover Insurance Group, Inc. (NYSE: THG), based in Worcester, Mass., is the holding company for a group of insurers that includes The Hanover Insurance Company, also based in Worcester, Citizens Insurance Company of America, headquartered in Howell, Michigan, and their affiliates. The Hanover offers a wide range of property and casualty insurance products and services to businesses, individuals and families through a select group of independent agents. The company is ranked among the top 25 property and casualty insurers in the United States and has been meeting its obligations to its agent partners and their customers for nearly 160 years.

Contacts:

Investors:	Media:
Oksana Lukasheva	Michael F. Buckley
(508) 855-2063	(508) 855-3099
Email: olukasheva@hanover.com	Email: mibuckley@hanover.com